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                                                                   Exhibit 10.17

[GE CAPITAL CORPORATION LOGO]


Master Lease Agreement             Account # 4070297

Dated and effective as of April 17, 2001 ("Effective Date"), this MASTER
                          --------------
LEASE AGREEMENT ("Agreement") is entered into by and between GENERAL
ELECTRIC CAPITAL CORPORATION, a New York corporation with offices at 10 Riverview Drive, Danbury, Connecticut 06810. (together with any successor or assignee, "Lessor") and the Lessee indicated below (together with any successor or permitted assignee, "Lessee").

LESSEE:        LEGAL NAME:              Taser International, Inc.
               TRADE NAME (if any):
               ADDRESS:
                                        7860 E McClain Dr Suite 2
                                        Scottsdale, Arizona 85260

               CONTACT and TELEPHONE:   Tom Smith 480-905-2000
               LEGAL ENTITY Type:       _____________
               State of Organization:
               Date of Establishment:

LEASE TERMS AND CONDITIONS:
        1. LEASING. Subject to the terms of this Agreement, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the equipment (collectively, the "Equipment" and individually a "unit of Equipment") described in any equipment schedule (a "Schedule") signed by Lessee and approved by Lessor. Each Schedule will incorporate all the terms of this Agreement and will constitute a separate agreement for lease of the Equipment (each, a "Lease"). With respect to each Lease, capitalized terms not defined in this Agreement will have the meanings stated in the applicable Schedule. Unless it purchases the Equipment under Section 14 ("Options"), Lessee does not have any right or interest in the Equipment except as a lessee. This Agreement is effective from the Effective Date, and will continue until all Leases have terminated or expired.

        2. NET LEASE. EACH LEASE IS A NET LEASE. LESSEE IS UNCONDITIONALLY OBLIGATED TO PAY MONTHLY RENT AND OTHER AMOUNTS DUE UNDER SUCH LEASE REGARDLESS OF ANY DEFECT OR DAMAGE TO EQUIPMENT, OR LOSS OF POSSESSION, USE OR DESTRUCTION FROM ANY CAUSE WHATSOEVER. LESSEE'S OBLIGATIONS CONTINUE UNTIL SPECIFICALLY TERMINATED AS PROVIDED IN SUCH LEASE. LESSEE IS NOT ENTITLED TO ANY ABATEMENT, REDUCTION, RECOUPMENT, DEFENSE OR SET-OFF AGAINST MONTHLY RENT OR OTHER AMOUNTS DUE TO LESSOR OR ITS ASSIGNEE, WHETHER ARISING OUT OF SUCH LEASE OR OUT OF LESSOR'S STRICT LIABILITY OR NEGLIGENCE, FROM ANY THIRD PARTY, OR OTHERWISE.

        3. PURCHASE OF EQUIPMENT. Lessor is not obligated to purchase or lease a unit of Equipment unless before the Last Funding Date: (i) Lessor receives from Lessee a fully signed and completed Agreement, Schedule, Purchase Order Assignment in the form of Annex A attached to the applicable Schedule and such other documents as Lessor may require; (ii) Lessee has irrevocably accepted the unit of Equipment for lease from Lessor by properly signing and delivering to Lessor a Certificate of Acceptance in the form of Annex B attached to the applicable Schedule; (iii) Lessor has received from Supplier clear and unencumbered title to the Equipment, and (iv) there is no Default (Section 13). If Lessor has accepted a Purchase Order Assignment but the Lease does not commence, Lessor may reassign the Purchase Order and the Equipment to Lessee without recourse or warranty and Lessee will reimburse Lessor for all expenses incurred, plus interest at the Overdue Rate (Section 15). So long as no Default has occurred, Lessor appoints Lessee its agent to inspect and accept the Equipment from Supplier simultaneously with acceptance of the Equipment for lease. For each Schedule, Lessee irrevocably authorizes Lessor to adjust the Equipment Price and Total Price to account for equipment change orders or returns, invoicing errors and similar matters, and agrees to any resulting adjustments in the TRANSACTION TERMS stated in the applicable Schedule. Lessor will send Lessee a written notice stating the final Equipment Price, Total Price and TRANSACTION TERMS, if different from those stated in the applicable Schedule.

        4. TERM AND RENT. (a) The Initial Term begins on the acceptance by the Lessee of the Equipment (a "Lease Commencement Date"), and continues for the Initial Term stated in the applicable Schedule. The Monthly Rent accrues from the Lease Commencement Date. If Monthly Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of ten cents ($0.10) per dollar on, and in addition to, such Monthly Rent, but not exceeding the lawful maximum, if any. Advance Rent, if any, is applied to the first Monthly Rent due and then to the final Monthly Rents or at Lessor's option, to the payment of any overdue obligation of Lessee. Lessor is not required to: (i) refund any Advance Rent or Monthly Rent; (ii) pay any interest on Advance Rent; or (iii) keep Advance Rent in a separate account.
        (b) Lessee agrees that the Monthly Rent and Advance Rent have been calculated on the assumption that the effective corporate income tax rate (exclusive of any minimum tax rate) for Lessor will be 35%. If Lessor is not taxed at such tax rate during the Initial Term because of Congressional enactment of any law, Lessor has the right to increase the Monthly Rent and Advance Rent and adjust the Casualty Value (Section 8) in such a manner as will both (i) take into account that such assumption is no longer correct and (ii) preserve Lessor's after tax economic yields and cash flows. A change in the Monthly Rent, Advance Rent, or Casualty Value is effective on the effective date of such law.
        (c) At the end of the term of a Lease, or in the event of a Default, until Lessee has complied with Section 6(d) ("Use, Operation, Return of Equipment") or has purchased the Equipment pursuant to Section 14 ("Option"), Lessee shall pay Lessor Monthly Rent, as liquidated damages for lost rentals and not as a penalty, such payment to be computed on a daily basis (with one day's rent being 1/30th of the Monthly Rent) until the Equipment is returned or purchased. Lessee's obligations and all other provisions of this Lease continue until such time.
        5. TAXES. Lessee agrees to pay promptly as additional rent all license and registration fees and all taxes (excluding taxes on Lessor's net income) together with penalties and interest (collectively, "Taxes") assessed against Lessor, Lessee, the applicable Lease, the Equipment, the purchase (including purchase by Lessee), sale, ownership, delivery, leasing, possession, use, operation or return of the Equipment or its proceeds (such additional rent, together with Monthly Rent and Advance Rent is hereinafter collectively referred to as "Rent"). Where permitted by applicable law, except for Type A Leases, Lessee will report all Taxes. Notwithstanding anything to the contrary in the Agreement, if and to the extent that any Taxes are reported or paid by Lessor, Lessee will reimburse Lessor on demand for any such Taxes, or at Lessor's option, Lessee shall pay a portion of estimated Taxes along with each payment of Monthly Rent.


                                             Lessee's Initials: /s/ TS
                                                                -------




Perkin Elmer NEW Master.doc

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        6. USE, OPERATION, RETURN OF EQUIPMENT. (a) Lessee agrees at its own expense to: (i) maintain the Equipment under a manufacturer's service and maintenance contract for the term of the applicable Lease and in any event in good operating condition; (ii) use the Equipment solely for business purposes, in the manner for which it was intended and in compliance with all applicable laws and manufacturer requirements or recommendations; (iii) pay all expenses, fines, and penalties related to the use, operation, condition or maintenance of the Equipment; and (iv) comply with all license and copyright requirements of any software ("Software") used in connection with the Equipment.
        (b) Lessee agrees not to attach to the Equipment any accessory, equipment or device not leased from Lessor unless it is easily removable without damaging the Equipment. Lessee agrees to pay all costs for parts, alterations, and additions to the Equipment (including those required by law), all of which will become the property of Lessor. Lessee agrees not to install any Equipment or Software, if any, inside any other personal property, Lessor and Lessee intend that the Equipment is to remain personal property of Lessor.
        (c) Provided that there is no Default (Section 13), Lessee is authorized on behalf of Lessor to enforce in its own name (and at its own expense) any warranty, indemnity or right to damages related to the Equipment which Lessor has against the Supplier.
        (d) At the end of the term of a Lease, or in the event of a Default, Lessee agrees, at its own expense and risk, (i) to pay for any repairs required to place the Equipment in the same condition as when received by Lessee, reasonable wear and tear excepted; (ii) without unreasonable delay, to cause the Equipment to be disassembled, deinstalled, inspected, tested and crated in accordance with manufacturer recommendations, and any and all local, state and federal regulatory requirements then in effect and (iii) to deliver on Air Ride suspended Transport the Equipment freight prepaid, to a carrier selected by Lessor for shipment to a location selected by Lessor. Any such Equipment shall be accompanied by all accessories originally included with the Equipment, including but not limited to, users manuals, service records and certification from the manufacturer that the Equipment performs in accordance with original specifications and qualifies for continued maintenance under a manufacturer's service and maintenance contract. Equipment that is returned will include the latest software release provided by the manufacturer to the Lessee for the Equipment.
        (e) At Lessor's request, Lessee, at its expense, shall store the Equipment for a period of up to ninety (90) days after the end of the term of the applicable Lease. During such period, Lessee shall comply with all of the terms of the Lease, except the obligation to pay Rent, and Lessor shall have access to the Equipment upon reasonable notice for the purpose of showing the Equipment to potential purchasers.

        7. DISCLAIMER. LESSEE AGREES THAT: (1) LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT OR SOFTWARE (IF ANY) OR THE REPRESENTATIVE OF EITHER;
(2) LESSOR IS NOT REQUIRED TO ENFORCE ANY MANUFACTURER'S WARRANTIES ON BEHALF OF ITSELF OR OF LESSEE; (3) LESSOR IS NOT OBLIGATED TO INSPECT THE EQUIPMENT OR SOFTWARE; (4) LESSOR DOES NOT MAKE, AND HAS NOT MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, OPERATION OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL, EQUIPMENT OR WORKMANSHIP OR SOFTWARE; (5) LESSOR DOES NOT MAKE ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR AS TO TITLE TO, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR SOFTWARE. LESSEE FURTHER AGREES THAT LESSOR SHALL NOT BE LIABLE FOR ANY LIABILITY, LOSS OR DAMAGE CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT OR SOFTWARE OR BY ITS INADEQUACY OR BY ANY EQUIPMENT OR SOFTWARE DEFECT, WHETHER OR NOT LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY, LOSS OR DAMAGE. LESSOR SHALL NOT HAVE ANY LIABILITY TO LESSEE OR ANY OTHER PERSON WITH RESPECT TO ANY OF THE FOLLOWING, REGARDLESS OF ANY NEGLIGENCE OF LESSOR: (1) THE USE, OPERATION OR PERFORMANCE OF THE EQUIPMENT OR SOFTWARE; (2) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR LOSS OF GOODWILL OR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY OTHER COMMERCIAL OR ECONOMIC LOSSES OF ANY KIND WHICH ARE ATTRIBUTABLE TO THE EQUIPMENT OR SOFTWARE; OR (3) THE DELIVERY, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE EQUIPMENT OR SOFTWARE.

        8. LOSS OR DAMAGE; CASUALTY VALUE. Lessee assumes the risk of any disappearance of or damage to any part of the Equipment from any cause whatsoever. Within ten (10) days of learning of any condemnation or other circumstance where the Equipment is, in Lessee's reasonable opinion, irreparably damaged or permanently unfit for use ("Casualty") Lessee will provide Lessor full details of the Casualty and will pay to Lessor an amount equal to (i) the sum of all future Monthly Rents payable for the Equipment under the applicable Lease, with each such payment discounted to its net present value at a simple interest rate equal to six percent (6%) per annum (or if not permitted by applicable law, the lowest permitted rate) from the due date of each such payment to the Monthly Rent payment date immediately preceding the date of the Casualty; plus an amount equal to the Casualty Value Percentage of the Total Price of the Equipment ("Casualty Value"); plus (ii) any other amounts due under the applicable Lease. Monthly Rent will continue to accrue without abatement until Lessor receives the Casualty Value and all other amounts (including Monthly Rent payments) then due under the applicable Lease, at which time the Lease will terminate. At Lessor's request, Lessee agrees to sell the Equipment on an "AS IS, WHERE IS" basis without representation or warranty, and to remit to Lessor any sales or insurance proceeds received (less any sums paid by Lessee as Casualty Value).

        9. INSURANCE. Lessee agrees, at its own expense, to keep the Equipment insured with companies acceptable to Lessor and to maintain primary coverage consisting of (i) actual cash value all risk insurance on the Equipment, naming Lessor as loss payee and (ii) single limit public liability and property damage insurance of not less than $300,000 per occurrence (or such other amounts as Lessor may require by notice to Lessee) naming Lessee as insured and Lessor as additional insured. The insurance will provide for not less than thirty (30) days notice to Lessor of material changes in or cancellation of the policy. Premiums for all such insurance will be prepaid. Lessee will deliver evidence of such insurance to Lessor upon request, and will promptly provide to Lessor all information pertinent to any occurrence which may become the basis of a claim. Lessee will not make claim adjustments with insurers except with Lessor's prior written consent. If Lessee fails to provide any insurance required by the Agreement, Lessor may but is not obligated to insure its own interest in the Equipment and Lessee agrees to pay the direct or financed cost thereof (at the highest annual rate permitted by applicable law) and charge for costs in connection therewith promptly upon receipt of invoices.

        10. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to Lessor that as of the date of each Lease and of each Certificate of
Acceptance:
        (a) Lessee has adequate power and capacity to enter into the Lease, any documents relative to the purchase of the Equipment leased under such Lease and any other documents required to be delivered in connection with this Lease (collectively, the "Documents"); the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms; there are no proceedings presently pending or threatened against Lessee which will impair its ability to perform under the Lease; and all information supplied to Lessor is accurate and complete.
        (b) Lessee's entering into the Lease and leasing the Equipment does not and will not: (i) violate any judgement, order, or law applicable to the Lease, Lessee or Lessee's certificate of incorporation or by-laws (if Lessee is a corporation) or Lessee's partnership agreement (if Lessee is a partnership); or
(ii) result in the creation of any lien, security interest or other encumbrance upon the Equipment.
        (c) All financial data of Lessee or of any consolidated group of companies of which Lessee is a member ("Lessee Group"), delivered to Lessor have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and fairly present the financial position and results from operations of Lessee, or of the Lessee Group, as of the stated date and period(s). Since the date of the most recently delivered financial data, there has been no material adverse change in the financial or operating condition of Lessee or of the Lessee Group.
        (d) If Lessee is a corporation or partnership, it is and will be validly existing and in good standing under laws of the state of its incorporation or organization; the persons signing the Lease are acting with the full authority of its board of directors or partners (if Lessee is a partnership) and hold the offices indicated below their signatures, which are genuine.

        11. LESSEE'S AGREEMENTS. (a) Lessee agrees that it will keep the Equipment free and clear from all claims, liens and encumbrances and will not assign, sublet, or grant a security interest in the Equipment or in this Lease without Lessor's prior written consent. If and to the extent that the Lease is deemed a security agreement under the Uniform Commercial Code, and otherwise for precautionary purposes only, Lessee grants Lessor a first priority security interest in its interest in the Equipment and in all Equipment leased pursuant to any Schedule. Such security interest shall secure Lessee's

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obligations with respect to all Schedules, Leases and agreements between Lessee and Lessor. Lessee will notify Lessor in writing, with full particulars, within ten (10) days after it learns of the attachment of any lien to any Equipment and of the Equipment's location.
     (b) Lessee will not relocate any unit of Equipment from the Equipment Location stated on a Schedule without the prior written approval of Lessor (which shall not be unreasonably withheld). Lessee agrees to notify Lessor immediately in writing of any change in Lessee's corporate or business name or in the location of its chief executive office.
     (c) If this is a Type A Lease, Lessee will not take or fail to take any action which Lessor determines will result in the disqualification of any Equipment for, or the recapture of, all or any portion of the accelerated cost recovery deductions permitted by the Internal Revenue Code of 1986, as amended. Lessee will indemnify Lessor for any loss in Lessor's after tax economic yields and cash flows caused by Lessee's acts or failures to act.
     (d) Lessor may inspect the Equipment during normal business hours. At Lessor's request, Lessee will attach identifying labels supplied by Lessor showing Lessor's ownership in a prominent position on each unit of Equipment.
     (e) LESSOR MAY ASSIGN EACH LEASE. LESSEE WAIVES AND AGREES NOT TO ASSERT AGAINST ANY ASSIGNEE ANY DEFENSE, SET OFF, RECOUPMENT, CLAIM OR COUNTERCLAIM WHICH LESSEE HAS OR MAY AT ANY TIME HAVE AGAINST LESSOR FOR ANY REASON WHATSOEVER.
     (f) Within one hundred twenty (120) days of the close of each fiscal year of Lessee, Lessee will deliver to Lessor Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request, Lessee will deliver to Lessor duplicate copies of Lessee's most recent quarterly financial report.

     12. INDEMNIFICATION. Lessee agrees to indemnify, defend and keep harmless Lessor, its agents, successors and assigns, from and against any all losses, damages, penalties, claims and actions, including legal expenses, arising out of or in connection with (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of a Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of Equipment or (ii) the condition of Equipment sold or disposed of after or as a result of use by Lessee or any permitted sublessee of Lessee.

     13. DEFAULT. (a) Lessor may declare a Lease in default (a "Default"), if, with respect to such Lease; (i) Lessor has not received Monthly Rent or any other Rent (Sections 5 and 15) within ten (10) days after its due date; or (ii) Lessee or any guarantor violates any other term of a Lease or any term of a guaranty and fails to correct such violation within ten (10) days after written notice form Lessor; or (iii) Lessee violates the terms of any license or agreement for Software; or (iv) Lessee or any guarantor becomes insolvent, is liquidated or dissolved, stops doing business or assigns its rights or property for the benefit of creditors; or (v) a petition is filed by or against Lessee or any guarantor under Title 11 of the United States Code or any successor or similar law; or (vi) (for individuals) Lessee or any guarantor dies or a guardian is appointed for Lessee's or guarantor's person; or (vii) Lessee (or any affiliate) is in default of or fails to fulfill the terms of any other agreement between Lessee and Lessor or any affiliate of either.
     (b) At any time after a Default, Lessor may declare a default under any other Lease or agreement between Lessee (and any affiliate) and Lessor or its affiliate. Lessor may also enter, with or without legal process, any premises and take possession of the Equipment. Immediately after a Default, Lessee will pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the sum of (i) all Rents, including Monthly Rent, and other sums (e.g. late charges, indemnification, liens) then due under each Lease; plus
(ii) the Casualty Value of the Equipment, calculated as of the Monthly Rent payment date immediately preceding the Default; together with interest on such sum accruing to the date of payment at the Overdue Rate (Section 15). Lessee waives notice of intention to accelerate and notice of acceleration. After a Default, at the request of Lessor, Lessee will return the Equipment as required by Section 6. Lessor may, but is not required to, sell or lease the Equipment in bulk or in individual pieces. If the Lessor intends to sell the Equipment, it may do so in a public or private sale and is not required to give notice of such sale. The Equipment need not be displayed at the sale. Lessor may, without paying rent or providing insurance, use the Equipment Location to store the Equipment or conduct any sale. The proceeds of any sale or lease will be applied in the following order of priorities: (1) to pay all of Lessor's expenses in taking, removing, holding, repairing and disposing of Equipment; then (2) to pay any late charges and interest accrued at the Overdue Rate; then (3) to pay accrued but unpaid Monthly Rent together with any unpaid Casualty Value. Rent interest and all other due but unpaid sums (including any indemnification and sums due under other Leases or agreements in default). Any remaining proceeds will reimburse Lessee for payments which it made to reduce the amounts owed to Lessor in the preceding sentence. Lessor will keep any excess. If the proceeds of any sale or lease are not enough to pay the amounts owed to Lessor under this Section, Lessee will pay the deficiency.
     (c) Lessor's remedies for Default may be exercised instead of or in addition to each other or any other legal or equitable remedies. Lessor has the right to set-off any sums received from any source (including insurance proceeds) against Lessee's obligations under each Lease. Lessee waives its right to object to the notice of the time or place of sale or lease and to the manner and place of any advertising. Lessee waives any defense based on statutes of limitations or laches in actions for damages. Lessor's waiver of any Default is not a waiver of its rights with respect to a different or later Default.

     14. OPTION. (a) LEASE TYPE A ONLY: So long as no Default has occurred, Lessee has the option (1) to purchase all but not less than all of the Equipment under a Lease at the end of the Initial Term on an AS-IS WHERE-IS basis without representation or warranty, for a cash purchase price equal to the Equipment's Fair Market Value (plus any applicable sales taxes) determined as of the end of the Initial Term: or (ii) to extend the Initial Term of a Lease at the then Fair Market Rental of the Equipment. Lessee must give irrevocable written notice at least sixty (60) days before the end of the Initial Term to Lessor that it will purchase the Equipment or extend the Initial Term. If the Lease is renewed, the Lessee's obligations (other than the amount of Monthly Rent to be paid) will remain unchanged. If Lessee fails to timely exercise one of such options, this Lease shall automatically continue on the same periodic basis in effect at such time with Rent payable in the same amount and frequency in effect at such time until the Equipment is returned or purchased in accordance with the terms hereof. Lessee's obligations and all other provisions of this Lease shall continue until such time. "Fair Market Value" or "Fair Market Rental" means the price or rental which a willing buyer or lessee (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's length transaction to a willing seller or lessor who is under no compulsion to sell or lease the Equipment. In determining "Fair Market Value" or "Fair Market Rental"; (i) the Equipment is assumed to have been maintained and returned as required by the Lease; (ii) in the case of any installed Equipment, the Equipment will be valued on an installed basis; and (iii) cost of removal from the Equipment's current location will not be included.
     (b) LEASE TYPE B ONLY: So long as no Default has occurred, Lessee may purchase all but not less than all the Equipment under a Lease on an "AS IS, WHERE IS" basis, without representation or warranty, at the end of the Initial Term for a price equal to the Option Price (plus applicable sales tax) stated on a Schedule. Unless the Option Price is $1.00, Lessee must give Lessor irrevocable written notice at least thirty (30) days before the end of the Initial Term that it will purchase the Equipment.

     15. MISCELLANEOUS. (a) LEASE TYPE B ONLY: Lessee agrees that for income tax purposes only, Lessor is treating Lessee as owner of the Equipment and that Lessee has not received tax advice from Lessor or the Supplier. Lessee understands that the Equipment may be purchased for cash and that by signing this Agreement and entering into the applicable Lease, Lessee has chosen to lease the Equipment. By signing this Agreement, Lessee agrees to pay a lease charge and lease charge rate. The total lease charge is equal to (i) the Monthly Rent multiplied by the number of months in the initial Term, plus (ii) the Option Price, minus (iii) the Total Price set forth in the applicable Schedule. The lease charge portion of the Monthly Rent payments may be determined by applying to the Total Price the rate which will amortize such Total Price (adjusting for any Advance Rent) down to the Option Price at a constant rate over the Initial Term by payment of the Monthly Rent. The lease charge rate is the constant rate referred to in the preceding sentence. The lease charge rate can also be calculated using the Total Price as the present value, the Option Price as the future value, the Monthly Rent as the payment and the term as stated herein. The lease charge rate may be higher or lower than the actual interest rate because of the amortization of certain payments made to or by the vendor. If this transaction were re-characterized as a financing, no lease charge, late charge, or post maturity interest charge is intended to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law. If this transaction were re-characterized as a financing and one or more of such charges exceed such maximum, then such charges will be reduced to the legally permitted maximum charge and any excess charge will be used to reduce the initial value of the Total Price or refunded.
     (b) Time is of the essence of each Lease. Lessor's failure at any time to require that Lessee strictly perform its obligations under any Lease will not prevent Lessor from later requiring such performance. Lessee agrees, upon Lessor's request, to sign any document presented by Lessor from time to time to protect Lessor's rights in the Equipment. LESSEE AND LESSOR EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM OR RELATED TO A LEASE. Lessee also agrees to pay Lessor's attorneys' fees and out-of-pocket expenses in protecting or enforcing its rights under a Lease. Lessee will pay attorney's fees and costs of collection, up to the amount permitted by law. Lessor and Lessee agree that legal fees and costs up to twenty percent (20%) of the amount then due under this Lease are reasonable.
     (c) All required notices will be considered to have been given if sent by registered or certified mail or overnight courier service to the Lessor at the address stated above and to the Lessee at its address stated in the Lease, or at such other place as such addressee may have designated in writing.
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     (d)  Each Lease constitutes the entire agreement of the parties with respect to the lease of the Equipment and supersedes and Incorporates all prior oral or written agreements or statements. So long as there is no Default, Lessor shall not interfere with Lessee's quiet enjoyment of Equipment. If a provision of a Lease is declared invalid under law, the affected provision will be considered omitted or modified to conform to applicable law. All other provisions will remain in full force and effect.
     (e) If Lessee fails to comply with any provision of a Lease, Lessor has the right, but is not obligated, to have such provision brought into compliance. This right is in addition to the Lessor's right to declare a Default. All expenses incurred by Lessor in bringing about such compliance will be considered Rent which is due to Lessor within five (5) days after the date Lessor sends to Lessee a written request for payment.
     (f) All overdue payments will bear interest at the Overdue Rate, which is the lower of twenty percent (20%) per annum or the maximum rate allowed by law. Interest will accrue daily until payment in full is received.
     (g) All of Lessor's rights (including indemnity rights) under a Lease survive the Lease's expiration or termination, and are enforceable by Lessor, its successors and assigns.
     (h) If at Lessee's request, Lessor agrees in its sole discretion to permit the early termination of any Lease, Lessee agrees to pay Lessor a fee to compensate Lessor for the privilege of doing so in an amount not greater than permitted by applicable law.
     (i) ARTICLE 2A: THIS LEASE IS A "FINANCE" LEASE AS DEFINED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE. LESSEE AGREES THAT IT WILL KEEP THE EQUIPMENT FREE AND CLEAR FROM ALL CLAIMS, LIENS AND ENCUMBRANCES AND WILL NOT ASSIGN, SUBLET OR GRANT A SECURITY INTEREST IN THE EQUIPMENT OR IN ANY LEASE WITHOUT LESSOR'S PRIOR WRITTEN CONSENT. To the extent permitted by applicable law, Lessee hereby waives all rights and remedies conferred upon a Lessee by Article 2A (sections 506-522) of the Uniform Commercial Code, including but not limited to Lessee's rights to: (i) cancel or repudiate the Lease; (ii) reject, revoke acceptance or accept partial delivery of the Equipment or "cover"; (iii) recover damages from Lessor for any breach of warranty or for any other reason; and (iv) grant a security interest in any Equipment in Lessee's possession. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise that may limit or modify any of Lessor's rights or remedies hereunder. Any action by Lessee against Lessor for any default under any Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues.
     (j) THIS AGREEMENT SHALL BE BINDING AND EFFECTIVE WHEN ACCEPTED BY LESSOR AT ITS OFFICES IN CONNECTICUT. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN CONNECTICUT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CONNECTICUT LAW. LESSEE AGREES THAT ALL LEGAL ACTIONS IN CONNECTION WITH THIS AGREEMENT, AT LESSOR'S OPTION, TAKE PLACE IN CONNECTICUT.

     THIS AGREEMENT AND ANY SCHEDULE AND ANNEXES THERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS EFFECTIVE AS OF THE EFFECTIVE DATE UPON SIGNING BY BOTH LESSOR AND LESSEE. A LEASE MAY NOT BE CHANGED EXCEPT BY WRITTEN AGREEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTY AGAINST WHOM IT IS TO BE ENFORCED. LESSEE IRREVOCABLY AUTHORIZES LESSOR TO PREPARE AND SIGN ON BEHALF OF LESSEE ANY INSTRUMENT NECESSARY OR EXPEDIENT FOR FILING, RECORDING OR PERFECTING THE INTEREST OF LESSOR IN EACH LEASE, THE RELATED EQUIPMENT AND THE PROCEEDS OF BOTH.

LESSOR:  GENERAL ELECTRIC                   LESSEE: Taser International, Inc.
          CAPITAL CORPORATION

By:     /s/ Eileen Jewell                   By: X    /s/ Thomas P. Smith
   -------------------------------             -------------------------------

     Eileen Jewell                          X    Thomas P. Smith
----------------------------------          ----------------------------------
(Print or Type Name)                        (Print or Type Name)

     Operations Team Leader                 X    President
----------------------------------          ----------------------------------
(Print or Type Title)                       (Print or Type Title)

Date of Execution: 5/3/01                   Date of Execution: X    4/17/01
                  ----------------                            ----------------
                                            Taser ID
                                            Social Security #/
                                                  Taxpayer ID: X  860741227
                                                              ----------------

[GE LOGO]

     GE CAPITAL

---------

Schedule No. 4070297 001

MASTER LEASE AGREEMENT EFFECTIVE DATE: 04/17/2001

     THIS SCHEDULE ("Schedule") incorporates all of the terms of the above Master Lease Agreement ("Agreement"). This Schedule and the Agreement as it relates to this Schedule constitutes a lease ("Lease") for the equipment described below ("Equipment") General Electric Capital Corporation ("Lessor") and the Lessee indicated below. All terms used and not defined in this Schedule have the definitions stated in the Agreement.

A. LESSEE:          LEGAL NAME:              Taser International, Inc.
                    TRADE NAME (if any):
                    ADDRESS:                 7860 E McClain Dr Suite 2
                                             Scottsdale, Arizona 85260

                    LEGAL ENTITY - Type:     ---------------
                    State of Organization:
                    Date of Establishment:

B. SUPPLIER:                                 PerkinElmer Instruments
                                             761 Main Ave.
                                             Norwalk, Connecticut 06859
C. EQUIPMENT LOCATION:
                    Street Address:          7860 E McClain Dr Suite 2
                    County:                  Maricopa
                    City, State  Zip:        Scottsdale, Arizona 85260

D. DESCRIPTION OF EQUIPMENT:
   EQUIPMENT TYPE/MODEL/SERIAL/ID NUMBERS                        NUMBER OF UNITS
-------------------------------------------                  -------------------

          PX 2000M     Part # PX2000M-Computer based X-Ray                    1
          Extended     Warranty                                               1



                                        Equipment Price:         $36,995.00
                                                                 ----------
                                        Sales Tax:                   $ 0.00
                                                                     ------
                                        Freight:                    $450.00
                                                                    -------
                                        Installation:               $500.00
                                                                    -------


                                        Total Price:             $37,945.00
                                                                 ----------


E. TRANSACTION TERMS:
Lease Type (check one):       A  (Tax Lease, 0-year property; all Sections other
                                 than 14(b) and 15(a) apply).
                        X     B  (Lease Purchase all Sections other than 4(b),
                                 11(c) and 14(a) apply).

Initial Term: 48       X Monthly       Quarterly       Annual Payments

Rent:
48           at      $953.56

Advance Rent:            $ 0.00                  Casualty Value Percentage:  0
Sales Tax:               0                                        $1.00
                                                 Option Price
Total Advance Rent: 0                        Lease Type B Option Price: $1
Last Funding Date:       7/16/2001

F. ADDITIONAL TERMS (if any):
     Lessee's periodic lease payments are calculated using a lease rate factor (the "Lease Rate Factor"). The Lease Rate Factor is calculated, in part, using an interest rate based on the interest rate for swaps (the "Swap Rate") that most closely approximates the initial term of the Lease as published in the Federal Reserve Statistical Release H.15 available at http://www.federalreserve.gov/releases/h15/update on 4/16/2001 (the "Initial Rate Date"). The Lease Rate Factor will be held until 5/16/2001 (the "Rate Expiration Date"). If Lessee does not accept the Equipment on or before the Rate Expiration Date, the Lease Rate Factor and Lessee's periodic lease payment may be adjusted if the Swap Rate as reported four (4) business days prior to acceptance of the Equipment is different than the Swap Rate as reported on the Initial Rate Date. Lessor will notify Lessee if the Lease Rate Factor changes.

     If the Lease Commencement Date is not the first or the fifteenth day of any calendar month (a "Payment Date"), the Initial Term shall be extended by the number of days between the Lease Commencement Date and the Payment Date which first occurs after the Lease Commencement Date, and Lessee's first payment will be increased by 1/30th of the Monthly Rent multiplied by the number of days elapsed from the Lease Commencement Date to the day immediately preceding the Payment Date which first occurs after the Lease Commencement Date.

__. Payments in Advance - If payments are in advance and the Lease Commencement Date is a Payment Date, the first payment is due on the Lease Commencement Date. If the Lease Commencement Date is after the first but before the fifteenth day of the month, the first payment is due on the fifteenth day of the month of the Lease Commencement Date. If the Lease Commencement Date is after the fifteenth day of the month, the first payment is due on the first day of the month following the Lease Commencement Date.

X_. Payments in Arrears - If payments are in arrears and the Lease Commencement Date is the first day of the month, the first payment is due on the first day of the month following the month of the Lease Commencement Date. If payments are in arrears and the Lease Commencement Date is after the first but before (or on) the fifteenth day of the month, the first payment is due on the fifteenth day of the month following the month of the Lease Commencement Date. If the Lease Commencement Date is after the fifteenth day of the month, the first payment is due on the first day of the second month following the month of the Lease Commencement Date.



LESSOR: General Electric Capital Corporation   LESSEE: Taser International, Inc.
By: /s/ Eileen Jewell                          By: x /s/Thomas P. Smith
   -------------------------------                ------------------------------
        Eileen Jewell                              x  Thomas P. Smith
------------------------------------              ------------------------------
(Print or Type Name)                              (Print or Type Name)
        Operations Teamleader                      x  President
------------------------------------              ------------------------------
(Print or Type Title)                             (Print or Type Title)


Date of Approval:   5/2/01                        Date of Execution:  4/17/01
                 -------------------                                ------------

                          Social Security Or Taxpayer ID No.: Taser ID 860741227
                                                             -------------------

[GE CAPITAL Logo]

       GE CAPITAL
_________

B - CERTIFICATE OF ACCEPTANCE        ACCOUNT SCHEDULE # 4070297-001

Annex B to Schedule No.001 Effective Date: 4/17/2001 ("Schedule")
Master Lease Agreement Effective Date:         4/17/2001
To General Electric Capital Corporation (LESSOR):

A. LESSEE:       LEGAL NAME:          Taser International, Inc.
                 TRADE NAME (if any):
                 ADDRESS:             7860 E McClain Dr Suite 2
                                      Scottsdale, Arizona 85260

B. SUPPLIER:     NAME:                PerkinElmer Instruments
                 STREET ADDRESS:      761 Main Ave.
                 CITY, STATE ZIP:     Norwalk, Connecticut 06859

C. EQUIPMENT LOCATION:
                 STREET ADDRESS:      7860 E McClain Dr Suite 2
                 COUNTY:              Maricopa
                 CITY, STATE ZIP:     Scottsdale, Arizona 85260

D. DESCRIPTION OF EQUIPMENT:

     EQUIPMENT TYPE/MODEL/SERIAL/ID NUMBERS                  NUMBER OF UNITS
-------------------------------------------------        -----------------------

       PX 2000M    Part # PX2000M-Computer based X-Ray                   1
       Extended   Warranty                                               1

LESSEE, THROUGH ITS AUTHORIZED REPRESENTATIVE, CERTIFIES TO LESSOR THAT:

  (a)All the Equipment has been delivered to and inspected by Lessee on the Lease Commencement Date specified below pursuant to the above Schedule and Master Lease Agreement as it relates to such Schedule (the "Lease");
  (b)Lessee irrevocably accepts the Equipment for lease under the Lease as of the Lease Commencement Date: and
  (c)No event which would allow the Lessor to declare a Default (Section 13 of the Master Lease Agreement) has occurred, and all of the representations and warranties made in the Lease are true as of the Lease Commencement Date.
  (d)LESSEE HEREBY EXPRESSLY AUTHORIZES GENERAL ELECTRIC CAPITAL CORPORATION TO INSERT THE DATE OF ACCEPTANCE/LEASE COMMENCEMENT DATE IN THE SPACE BELOW UPON THE VERBAL INSTRUCTION OF LESSEE.

                                        LESSEE:   Taser International, Inc.


                                        By: /s/ Thomas P. Smith
                                           -------------------------------------
                                                Thomas P. Smith
                                           -------------------------------------
                                           (Print or Type Name)
                                                President
                                           -------------------------------------
                                           (Print or Type Title)

                                           Date of Acceptance/
                                            Lease Commencement Date:  4/25/01
                                                                    ------------




                        UPON EXECUTION, PLEASE MAIL TO:
                      GENERAL ELECTRIC CAPITAL CORPORATION
                           Danbury Operations Center
                               ATTN: Marie Sefsik
                               10 Riverview Drive
                               Danbury, CT 06810